EXHIBIT 31.4
CERTIFICATION PURSUANT TO
RULE 13a-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934,
AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
I, John M. Michel, certify that:
1.I have reviewed this Amendment No. 1 to the Annual Report on Form10-K for the year ended December 31, 2023 of HomeStreet, Inc.; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated:	April 29, 2024	By:	/s/ John M. Michel
John M. Michel
Executive Vice President, Chief Financial Officer (Principal Financial Officer and Accounting Officer)